UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2003

LIBERATE TECHNOLOGIES

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26565	94-3245315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Circle Star Way, San Carlos, California		94070-6200
(Address of Principal Executive Offices)		(Zip Code)

Company’s telephone number, including area code: (650) 701-4000

(Former Name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure

As part of its ongoing efforts to align operating expenses with revenues, Liberate Technologies is terminating the employment of approximately 180 employees effective January 10, 2003, and expects to transition out approximately 60 other employees during the next three months.  The reduction in force affects all business units and all office locations.  Liberate expects to record a one-time restructuring expense of approximately $6 million in connection with the workforce reduction.  Prior to this reduction, Liberate had approximately 600 employees.

Note Regarding Forward-Looking Statements: This report contains forward-looking statements about Liberate’s expenses and revenues and the termination and transition of employees.  These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially.  Liberate may determine that it should make further reductions in its workforce, and any current or future reduction in force could harm our business prospects and results of operations.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERATE TECHNOLOGIES

Date: January 7, 2003	By:	/s/ Kent Walker
	Name:	Kent Walker
	Title:	Chief Financial Officer